Exhibit 10.17

CONFIDENTIAL TREATMENT
REQUESTED PURSUANT TO RULE 24b-2

Certain portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 under the Securities Exchange Act of 1934. The omitted materials have been filed separately with the Securities and Exchange Commission.

AIRCRAFT LEASE AGREEMENT

Dated as of the 19th day of October, 2009.
between
LW Air I LLC,
as Owner,
and
Avantair, Inc.
as Lessee,

concerning one Piaggio Avanti P-180 aircraft bearing

U.S. registration number N189SL,
and
Manufacturer’s serial number 1181.

*     *     *

INSTRUCTIONS FOR COMPLIANCE WITH
"TRUTH IN LEASING" REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Aircraft Lease Agreement:
Mail a copy of the executed document, without Exhibit B, to the following address via certified mail, return receipt requested:

Federal Aviation Administration
Aircraft Registration Branch
ATTN: Technical Section
P.O. Box 25724
Oklahoma City, Oklahoma 73125

A  copy of this Aircraft Lease Agreement must remain  in the aircraft at all times.

*     *     *

Exhibit B  is
intentionally omitted for FAA submission purposes.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

This AIRCRAFT LEASE AGREEMENT (the "Agreement") is entered into as of this 19th day of October, 2009 (the "Effective Date"), by and between Avantair, Inc. ("Lessee"), and LW Air I LLC ("Owner").

W I T N E S S E T H :

WHEREAS, Owner holds title in and to the Aircraft described and referred to herein;

WHEREAS, Lessee desires to lease from Owner, and Owner desires to lease to Lessee, the Aircraft, on a non-exclusive basis, upon and subject to the terms and conditions of this Agreement; and

WHEREAS, during the term of this Agreement, the Aircraft may be subject to concurrent leases to other lessees.

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1.	DEFINITIONS

1.1	The following terms shall have the following meanings for all purposes of this Agreement:

"Aircraft" means the Airframe, the Engines, and the Aircraft Documents.  Such Engines shall be deemed part of the "Aircraft" whether or not from time to time attached to the Airframe or on the ground.

"Aircraft Documents" means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Airframe, any Engine, or any Part, that have been provided to Lessee by Owner, or are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.

"Airframe" means the aircraft specified in Exhibit A, together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

"Applicable Law" means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FAR and 49 U.S.C. § 41101, et seq., as amended.

"Business Day" means any day of the year in which banks are not authorized or required to close in the state identified as Controlling State Law on Exhibit A.

"Event of Loss" shall mean any of the following events with respect to any property:

(i)
loss of such property or of the use thereof due to theft or disappearance (with loss being conclusive following 30 days or such other period specified in applicable insurance), destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason;

(ii)	any damage to such property which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss; or

(iii)	the condemnation, confiscation or seizure of, or requisition of title to or use of, such property by private persons or by any governmental or purported governmental authority.

"FAA" means the Federal Aviation Administration or any successor agency.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

"FAR" means collectively the Aeronautics Regulations of the Federal Aviation Administration and the Department of Transportation, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.

"Flight Hour" means each flight hour of use of the Aircraft by Lessee, as recorded on the Aircraft hour meter and measured from the time the Aircraft takes off at the beginning of a flight, to the time the Aircraft lands at the end of a flight in one-tenth (1/10th) of an hour increments.

“Lease Period” each lease period shall commence with delivery and conclude with the return of the Aircraft.

"Lien" means any mortgage, security interest, lease or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement.

"Operating Base" means that base airport described in Exhibit A.

"Operational Control" has the same meaning given the term in Section 1.1 of the FAR.

"Parts" means all appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and includes replacement parts.

"Pilot in Command" has the same meaning given the term in Section 1.1 of the FAR.

"Rent Payment Date" means the payments dates as outlined in Exhibit B.

"Taxes" means all sales taxes, use taxes, retailer taxes, duties, fees, excise taxes (including, without limitation, federal transportation excise taxes), or other taxes of any kind which may be assessed or levied by any Taxing Jurisdiction as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft  by Lessee, or the provision of a taxable transportation service by Lessee using the Aircraft.

"Taxing Jurisdictions" means any federal, state, county, local, airport, district, foreign, or other governmental authority that imposes Taxes.

"Term" means the term of this Agreement set forth in Section 3.1.

SECTION 2.	LEASE AND DELIVERY OF THE AIRCRAFT

2.1	Lease. Owner agrees to lease to Lessee, and Lessee agrees to lease from Owner, the Aircraft, on the terms and conditions of this Agreement.

2.2
Delivery.  The Aircraft shall be delivered to Lessee on a mutually agreed date (the "Delivery Date") at the Operating Base on an "AS IS," "WHERE IS," BASIS AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 4 HEREOF.  Owner shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

2.3	Non-Exclusivity. Lessee and Owner acknowledge that the Aircraft is leased to Lessee on a non-exclusive basis, and that the Aircraft may be subject to by other lessees during the Term.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SECTION 3.	TERM, SCHEDULING, AND RENT

3.1
Term.  The term (“Term”) of this Agreement shall: (A) in the event of a trip solely to reposition the Aircraft (i) commence immediately prior to any repositioning of the Aircraft by Lessee and (ii) end at the completion of such repositioning flight, or (B) in the event of any other trip on the Aircraft governed by this Agreement, (i) commence immediately prior to Lessee’s trip on the Aircraft governed by this Agreement and (ii) end at the completion of such Lessee’s trip upon the Aircraft, as the case may be.  Lessee shall adhere to the terms and conditions of this Agreement each time that the Aircraft is used by Lessee. [Mark which term applies at execution of Lease].

3.2
Scheduling.  Each use of the Aircraft by Lessee shall be subject to Owner’s approval. If requested by Owner, Lessee shall submit flight scheduling request to Owner as far in advance as reasonably possible.

3.3
Rent.  Lessee shall pay rent in an amount equal to the Hourly Rent specified in Exhibit B attached hereto, which amount may be amended in writing by mutual agreement of the parties from time to time, for each Flight Hour of use of the Aircraft by Lessee.  All rent shall be paid to the Owner in immediately available U.S. funds and in form and manner as set forth on Exhibit B.

3.4
Taxes. (a)  Neither rent nor any other payments to be made by Lessee under this Agreement includes the amount of any Taxes which may be assessed or levied by any Taxing Jurisdictions as a result of the lease of the Aircraft to Lessee, or the use of the Aircraft by Lessee, or the provision of a taxable transportation service by Lessee using the Aircraft. Lessee shall be responsible for, shall indemnify and hold Owner harmless against, and, except as provided in Section 3.4(b), Lessee shall remit to Owner all such Taxes together with each payment of rent pursuant to Section 3.3; provided, however, that if any such Taxes shall be due and payable at an earlier time as a matter of Applicable Law, Lessee shall remit such Taxes to Owner at the time required by Applicable Law.

(b)           If any Taxes shall be required by Applicable Law to be paid by Lessee directly to the appropriate Taxing Jurisdiction, Lessee shall remit such Taxes directly to the appropriate Taxing Jurisdiction promptly at the time required by Applicable Law, and shall provide evidence of such payment to Owner.

SECTION 4.	DISCLAIMER OF WARRANTIES

4.1
THE AIRCRAFT IS BEING LEASED BY THE OWNER TO THE LESSEE HEREUNDER ON A COMPLETELY "AS IS," "WHERE IS," BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE LESSEE.  THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 4 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND OWNER HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT DISCLAIMS AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE, HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF.  THE LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF OWNER AND RIGHTS, CLAIMS AND REMEDIES OF THE LESSEE AGAINST OWNER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF OWNER, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SECTION 5.	REGISTRATION, USE, OPERATION, MAINTENANCE AND POSSESSION

5.1
Title and Registration; Subordination.  Owner has exclusive and equitable title to the Aircraft, and exclusive leasehold possessory rights to the Aircraft.  Lessee acknowledges that title to the Aircraft shall remain vested in Owner, and Lessee undertakes, to the extent permitted by Applicable Law, to do all such further acts, deeds, assurances or things as may, (i) in the reasonable opinion of the Owner, be necessary or desirable in order to protect or preserve Owner’s right, title and interest in the Aircraft, and (ii) in the reasonable opinion of the Owner, be necessary or desirable in order to protect or preserve Owner’s rights.  Notwithstanding anything in this Agreement to the contrary, any rights Lessee may have in or to the Aircraft by virtue of this Agreement, including Lessee’s rights to possession and use of the Aircraft, are in all respects subordinate, junior, and subject to Owner's rights and interests.

5.2
Use and Operation.  Except as otherwise expressly provided herein, Lessee shall be solely and exclusively responsible for the use, operation and control of the Aircraft while in its possession during each Lease Period of this Agreement.  Lessee (i) shall operate the Aircraft in accordance with the provisions of Part 91 of the FAR, (ii) shall not operate the Aircraft in commercial service, as a common carrier, or otherwise on a compensatory or "for hire" basis except to the limited extent permitted under Subpart F of Part 91 of the FAR, if applicable, (iii) shall not operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Airframe or Engines, or in any war zone, (iv) shall not operate the Airframe or any Engine or permit the Airframe or any Engine to be operated during each Lease Period except in operations for which Lessee is duly authorized, or use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable, (v) shall not permit the Airframe or any Engine to be maintained, used or operated during each Lease Period in violation of any Applicable Law, or contrary to any manufacturer's operating manuals or instructions, and (vi) shall not knowingly permit the Aircraft to be used for the carriage of any persons or property prohibited by law, nor knowingly permit the Aircraft to be used during the existence of any known defect except in accordance with the FAR.  Notwithstanding anything in this Agreement to the contrary, Lessee shall at all times retain the services of Avantair, Inc. to manage and operate the Aircraft on its behalf.

5.3
Lessee to Pay All Operating Costs.  Other than as expressly provided herein, Lessee shall arrange for and pay all operating costs associated with Lessee’s use and incurred during each Lease Period, including, without limitation, costs of  pilots, cabin personnel, mechanics, and other ground support personnel (the foregoing collectively, the "Flight Crew"); fuel; oil; lubricants; landing and navigation fees; airport charges; passenger service and any and all other expenses of any kind or nature, arising directly or indirectly in connection with or related to the use, movement and operation of the Aircraft by Lessee during each Lease Period.  The obligations of Lessee under this provision shall survive the end of the Term.

5.4
Maintenance of Aircraft.   Owner agrees to deliver the Aircraft to Lessee in a good and airworthy operating condition and in compliance with applicable maintenance standards and practices.  Owner shall thereafter be solely responsible for any repairs or maintenance of the Aircraft that shall be required during the Term of this Agreement.  The term "repairs" shall include all necessary service, repairs, tests, and maintenance (both routine and extraordinary) of Aircraft as appropriate to maintain the Aircraft in accordance with Applicable Law.  Owner shall maintain or cause to be maintained all Aircraft Documents required by the FAA, the Airframe manufacturer, the Engine manufacturer, and the manufacturers of component Parts, and said Aircraft Documents shall be maintained in a current, accurate, and complete manner.  Lessee agrees to use its best efforts promptly to furnish Owner such information with respect to its use of the Aircraft as to enable Owner to file all reports required by any government authority relating to Owner’s ownership of Aircraft.  Owner shall have no expense or liability for repair or maintenance delays and shall not be liable to Lessee for any damage from loss of profit or loss of use of Aircraft, either before or after delivery of Aircraft to Lessee.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

5.5
Flight Crew.  Lessee, at its sole expense, shall retain the the Flight Crew.  All members of the Flight Crew shall be fully competent and experienced, duly licensed, and qualified in accordance with the requirements of Applicable Law and all insurance policies covering the Aircraft.  All members of the Flight Crew who are pilots shall be fully trained in accordance with an FAA-approved training program, including initial and recurrent training and, where appropriate, contractor-provided simulator training.

5.6
Operational Control.   THE PARTIES EXPRESSLY AGREE THAT LESSEE SHALL AT ALL TIMES WHILE THE AIRCRAFT IS IN ITS POSSESSION DURING EACH LEASE PERIOD MAINTAIN OPERATIONAL CONTROL OF THE AIRCRAFT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A "DRY" OPERATING LEASE.  Lessee shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted pursuant to this Agreement, and the Flight Crew shall be under the exclusive command and control of Lessee in all phases of such flights.

5.7
Authority of Pilot in Command.   Notwithstanding that Lessee shall have operational control of the Aircraft during any flight conducted pursuant to this Agreement, Owner and Lessee expressly agree that the Pilot in Command, in his or her sole discretion, may terminate any flight, refuse to commence any flight, or take any other flight-related action which in the judgment of the Pilot in Command is necessitated by considerations of safety. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition which in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command shall create or support any liability for loss, injury, damage or delay to Owner.

5.8
Aircraft Documents. Owner shall, at its expense, maintain and preserve, or cause to be maintained and preserved, in the English language, all Aircraft Documents in a complete, accurate, and up-to-date manner.

SECTION 6.	CONDITION DURING TERM AND RETURN OF AIRCRAFT

6.1
Return.  Upon termination of each Lease Period, Lessee shall return the Aircraft to the Owner by delivering the same, at the Lessee’s own risk and expense, to the Operating Base.  The Aircraft at the time of its return shall be in the condition set forth in this Section 6 and shall be free and clear of all Liens.

6.2
Condition of Aircraft.  The Aircraft at the time of its return to Owner shall have been maintained and repaired in accordance with the provisions of this Agreement with the same care and consideration for the technical condition of the Aircraft as if it were to have been kept in continued regular service by the Owner, and shall meet the following requirements:

(a)	Operating Condition. The Aircraft shall be in as good operating condition as on the Delivery Date, ordinary wear and tear excepted.

(b)
Certificate of Airworthiness.  The Aircraft shall have, and be in compliance with, a current valid certificate of airworthiness issued by the FAA, and shall be airworthy according to manufacturer's specifications and FAA regulations.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SECTION 7.	LIENS

7.1
Lessee shall ensure that no Liens are created or placed against the Aircraft by Lessee or third parties as a result of Lessee’s actions.  Lessee shall notify Owner promptly upon learning of any Liens not permitted under the terms of this Agreement.  Lessee shall, at its own cost and expense, take all such actions as may be necessary to discharge and satisfy in full any such Lien promptly after the same becomes known to it.  Lessee shall pay all charges related to the Aircraft as they become due and payable.

SECTION 8.	INSURANCE

8.1
Liability.  Owner shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in connection with the use of the Aircraft.  Said policy shall be an occurrence policy naming Owner and Lessee as Named Insureds.  The cost of such insurance shall be borne by the Lessee.

8.2
Hull.  Owner shall maintain, or cause to be maintained, all risks aircraft hull insurance in an amount equal to the fair market value of the Aircraft and such insurance shall name Owner as loss payee.  The cost of such insurance shall be borne by the Lessee.

8.3	Insurance Certificates. Upon request, Owner will provide Lessee with a Certificate of Insurance following execution of this Agreement.

SECTION 9.	DEFAULTS AND REMEDIES

9.1
Upon the occurrence of any failure of Lessee to duly observe or perform any of its obligations hereunder and at any time thereafter so long as the same shall be continuing, the Owner may, at its option, declare in writing to the Lessee that this Agreement is in default; and at any time thereafter, so long as the Lessee shall not have remedied the outstanding default, the Owner may cancel, terminate, or rescind this Agreement.

SECTION 10.	NOTICES

10.1
All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered personally or transmitted electronically by e-mail or facsimile, receipt acknowledged, or in the case of documented overnight delivery service or registered or certified mail, return receipt requested, delivery charge or postage prepaid, on the date shown on the receipt thereof, in each case at the address set forth below:

If to Owner:	LW Air I LLC	Tel:
Fax:

If to Lessee:	Avantair, Inc.	Tel:	727-538-7910
	4311 General Howard Drive	Fax:	727-683-9811
Clearwater, FL 33762

SECTION 11.	RISK OF DAMAGE OR LOSS

11.1
Risk of Loss.  At all times while the Aircraft is in under the Operational Control of Lessee during the Term, Lessee shall bear the entire risk of an Event of Loss to the Aircraft, and shall indemnify and hold Owner harmless from and against any Event of Loss (including, without limitation, destruction, loss, theft, requisition of title, or use, confiscation, taking or damage of or to the Aircraft from any cause), and all damages (including consequential, direct and punitive), claims (in contract, tort or otherwise), suits, actions or proceedings arising from the use, operation or storage of the Aircraft.  In the event of an Event of Loss to the Aircraft, Lessee shall immediately (i) report the Event of Loss to Owner, the insurance company or companies, and to any and all applicable governmental agencies, and (ii) furnish such information and execute such documents as may be required and necessary to collect the proceeds from any insurance policies.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SECTION 12.	MISCELLANEOUS

12.1
Entire Agreement.  This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto.  This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

12.2
Other Transactions.  Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever.

12.3
Prohibited and Unenforceable Provisions.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction.  To the extent permitted by applicable law, each of Owner and Lessee hereby waives any provision of applicable law which renders any provision hereof prohibited or unenforceable in any respect.

12.4
Enforcement.  This Agreement, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by Owner, Lessee, and each of their agents, servants and personal representatives.

12.5	Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

12.6
Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

12.7
Amendments.  No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

12.8
No Waiver.  No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy.  All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.

12.9	No Assignments. Neither party may assign its rights or obligations under this Agreement without the prior written permission of the other.

12.10
Governing Law.  This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the state designated in Exhibit A, including all matters of construction, validity and performance, without giving effect to its conflict of laws provisions.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

SECTION 13.	TRUTH IN LEASING

13.1	TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FAR's.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED AND IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF FAR:

CHECK ONE:

☐
91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121, 127, or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.411(a)(2)

☒	91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☐	91.409 (f) (3): A current inspection program recommended by the manufacturer.

☐
91.409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR:

CHECK ONE:

☐    91.409 (f) (1)             ☒    91.409 (f) (2)             ☐   91.409 (f) (3)             ☐    91.409 (f) (4)

LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE OPERATOR OF SUCH AIRCRAFT.  EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

*     *     *

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

IN WITNESS WHEREOF, the Owner and the Lessee have each caused this Aircraft Lease Agreement to be duly executed as of the Effective Date.

OWNER: LW AIR I LLC

By:	/s/ Lorne Weil
Print:	Lorne Weil
Title:	Managing Member

LESSEE: AVANTAIR, INC.

By:	/s/ Steven F. Santo
Print:	Steven F. Santo

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

AIRCRAFT LEASE AGREEMENT

Exhibit A

Aircraft Make/Model
Piaggio P-180

FAA Registration No.
N189SL

Serial Number
1181

Operating Base Airport
KPIE

Controlling State Law
Florida

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.

AIRCRAFT LEASE AGREEMENT

Exhibit B

Hourly Rent:  $[***] per hour.

Rent Payment Date:  Rent shall be paid monthly by Lessee to Owner within 5 Business Days of the conclusion of each month or as otherwise agreed to by the parties.

[***] Confidential information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request.